Exhibit 99.1

Agilent Announces CFO Transition

SANTA CLARA, California, July 15, 2025 — Agilent Technologies Inc. (NYSE: A) today announced that effective July 31, Senior Vice President and Chief Financial Officer Bob McMahon will step down from his role as he relocates to the East Coast for family reasons and prepares for the next chapter in his career.

Following McMahon’s departure, Rodney Gonsalves, Agilent’s current corporate controller and principal accounting officer, will additionally serve as interim CFO until McMahon’s successor is named.

“I want to sincerely thank Bob for his seven impactful years of service at Agilent. His leadership and contributions have played an important role in our company’s growth, and we wish him the best in his future endeavors,” said President and CEO Padraig McDonnell. “Additionally, we are confident in Rodney’s demonstrated decades-long leadership in multiple senior finance-management roles as we complete a timely and thorough global search for our next CFO with the support of a leading executive search firm.”

Agilent will release financial results for the third quarter of fiscal year 2025 after the stock market closes on Wednesday, Aug. 27, 2025. In addition, the company will host a conference call to discuss the results at 1:30 p.m. Pacific that same day. Agilent expects its financial results for the third quarter of fiscal year 2025 to be within the guidance range it previously provided. Agilent remains confident in its long-term plans.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a global leader in analytical and clinical laboratory technologies, delivering insights and innovation that help our customers bring great science to life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers’ most challenging questions. The company generated revenue of $6.51 billion in fiscal year 2024 and employs approximately 18,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom.

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Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business, financial results, revenue, non-GAAP earnings guidance for the third quarter and full fiscal year 2025, and the effects of its new organizational structure, operational transformation and market-focused strategy. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing; and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its operational transformation, market-focused strategy and cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the impact relating to or arising from changes to tariffs, import/export or trade policies; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2025. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

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Investor Contact:

Parmeet Ahuja

+1 408-345-8948

parmeet_ahuja@agilent.com

Media Contact:

Andréa Topper

+1 408-709-0060

andrea.topper@agilent.com